Exhibit 10.4

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential; such information has been marked with “[***]”.

Storage Agreement

This Storage Agreement (the “Agreement”) is entered into as of September 30, 2026 (the “Effective Date”), by and between:

COMPAL ELECTRONICS, INC., a company incorporated under the laws of Taiwan, with its registered office at 581&581-1, Ruiguang Road, Neihu, Taipei (11492), Taiwan, R.O.C. (hereinafter referred to as the “Seller”/“Custodian”); and

Exascale Labs Holdings, Inc., a company incorporated under the laws of the State of Delaware, U.S.A., with its principal office at 820 Gessner Road, Suite 332, Houston, Texas 77024, U.S.A. (hereinafter referred to as the “Buyer”)

(Hereinafter the Seller and the Buyer collectively referred to as the “Parties” and individually as a “Party”)

WITNESSETH:

WHEREAS, the Parties entered into a Purchase and Sale Agreement dated September 30, 2026 and Purchase Order No. [PO No.] issued thereunder (hereinafter together referred to as the “Purchase and Sale Agreement”) for the sale and purchase of Compal [***] servers (the “Equipment”); and

WHEREAS, the Parties may from time to time mutually agree to postpone the physical delivery of Equipment that is ready for shipment, and agree that such Equipment shall be temporarily stored at the Seller’s designated warehouse under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

Article 1	STORAGE OF EQUIPMENT

1.	Where the Parties mutually agree in writing to postpone the physical delivery of any Equipment purchased under the Purchase and Sale Agreement, such Equipment shall be retained and stored at the warehouse designated by the Seller, located at [***] (the “Designated Warehouse”).

2.	The storage of the Equipment at the Designated Warehouse shall not constitute delivery of the Equipment. During the storage period the Equipment shall remain in the care and custody of the Seller, which shall keep the Equipment with reasonable care, and the risk of loss or damage to the Equipment shall remain with the Seller until it passes to the Buyer upon delivery in accordance with the Purchase and Sale Agreement.

3.	The storage of the Equipment under this Agreement is provided by the Seller free of charge, and no storage fee or other charge shall be payable by the Buyer in respect of such storage.

Article 2	DELIVERY SCHEDULE

The actual delivery and shipping date of the Equipment from the Designated Warehouse shall not be bound by the schedule set forth in the Purchase and Sale Agreement. The actual delivery date shall be separately agreed upon by both Parties in writing (including via email exchanged by authorized representatives) at a later date.

Article 3	RELATIONSHIP WITH THE PURCHASE AND SALE AGREEMENT

This Agreement constitutes an amendment and supplement to the Purchase and Sale Agreement. Except as expressly modified by this Agreement, all other terms, conditions, and obligations set forth in the Purchase and Sale Agreement shall remain in full force and effect.

Article 4	MISCELLANEOUS

1.	Governing laws and Dispute Resolution

This Agreement will be governed by and construed according to the laws of the State of Texas, U.S.A., without regard to its conflict-of-laws rules. Both Parties agree to submit disputes with respect to this Agreement to the state and federal courts located in Harris County, Texas, as the courts of first instance.

2.	Counterparts

This Agreement may be executed by the Parties in any number of counterparts, each of which is an original but all of which together constitute one and the same instrument (whether originally signed or through facsimile scan or other electronic copies of such signatures). Any Party may enter into this Agreement by executing any such counterpart.

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IN WITNESS WHEREOF, the Parties hereto have executed this Storage Agreement as of the Effective Date first written above.

The Undersigned

COMPAL ELECTRONICS, INC.		Exascale Labs Holdings, Inc.

Signature:	/s/ Alan Chang	Signature:	/s/ Hoansoo Lee
Name:	Alan Chang	Name:	Hoansoo Lee
Title:	Vice President	Title:	Chief Executive Officer
Address:	581&581-1, Ruiguang Road, Neihu, Taipei (11492), Taiwan, R.O.C.	Address:	820 Gessner Road, Suite 332, Houston, Texas 77024, U.S.A.

Date:	September 30, 2026	Date:	September 30, 2026

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